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                                                                   EXHIBIT 11(a)

         [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)]

                                                               June 21, 2002



Van Kampen Tax Free Trust
One Parkview Plaza
Oakbrook Terrace, IL  60181


    Re:      Van Kampen Tax Free Trust, on behalf of its series, the Insured
                 Tax Free Income Fund Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14


Ladies and Gentlemen:

        We have acted as counsel to Van Kampen Tax Free Trust (the "Trust"), a Delaware business trust, on behalf of its series, the Insured Tax Free Income Fund (the "Fund"), in connection with the preparation of the Trust's Registration Statement on Form N-14 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the 1933 Act of Class A Shares of beneficial interest, par value $.01 per share, Class B Shares of beneficial interest, par value $.01 per share, and Class C Shares of beneficial interest, par value $.01 per share, of the Trust to be issued by the Trust on behalf of the Fund pursuant to an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") between the Trust on behalf of the Fund and the Trust on behalf of another of its series, Van Kampen Florida Insured Tax Free Income Trust (collectively, the "Shares").

        This opinion is delivered in accordance with the requirements of Item 16 of Form N-14 under the 1933 Act and the 1940 Act.

        In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust filed with the Secretary of State of Delaware, (ii) the Agreement and Declaration of Trust and By-Laws of the Trust, each as amended to date (the "Declaration of Trust" and "By-Laws", respectively), (iii) the Certificate of Designation establishing each of the Funds, (iv) the resolutions adopted by the Board of Trustees of the Trust relating to the Agreement and Plan of Reorganization, the authorization, and issuance of the Shares pursuant to the Agreement and Plan of Reorganization, the filing of the Registration Statement and any amendments or supplements thereto and related matters (v) a draft of the Agreement and Plan of Reorganization and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to



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original documents of all documents submitted to us as certified, conformed, photostatic, or other copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers and other representatives of the Trust or others.

        Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction other than matters relating to the Delaware business organizational statutes (including statutes relating to Delaware business trusts.

        Based upon and subject to the foregoing, we are of the opinion that the issuance of Shares by the Trust pursuant to the Agreement and Plan of Reorganization have been validly authorized and, assuming certificates therefor have been duly executed, countersigned, registered and delivered, or the shareholders' accounts have been duly credited, and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and nonassessable.



                                                    Very truly yours,

                                                    /s/ Skadden, Arps, Slate,
                                                    Meagher & Flom (Illinois)




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